Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

April 7, 2022
Re:	Eos Energy Enterprises, Inc. 3920 Park Avenue Edison, New Jersey 08820

Ladies and Gentlemen:

Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to an indenture, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Senior Notes Indenture”); (d) the Company’s 5%/6% Convertible Senior PIK Toggle Notes due 2026 (the “Secondary Convertible Debt Securities”), which were previously issued to Spring Creek Capital LLC pursuant to an indenture, dated April 7, 2022, between the Company and the Trustee (the “Convertible Debt Indenture”) and the Investment Agreement dated as of July 6, 2021 (the “Investment Agreement”) between the Company and Spring Creek Capital, LLC; (d) additional Secondary Convertible Debt Securities, which may be issued to pay interest in kind on the Secondary Convertible Debt Securities pursuant to the Convertible Debt Indenture and the Investment Agreement between the Company and Spring Creek Capital, LLC (the “Secondary Convertible PIK Debt Securities”); and (e) shares of common stock, par value $0.0001 per share (the “Secondary Conversion Shares”) of the Company issuable upon conversion of the Secondary Convertible Debt Securities on the terms set forth therein.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.	When the Senior Notes Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Senior Debt Securities have been duly authorized and established in accordance with the Senior Notes Indenture; and such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Senior Notes Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Debt Securities to the extent determined to constitute unearned interest.
4.	The Secondary Convertible Debt Securities were duly authorized and such Secondary Convertible Debt Securities constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Secondary Convertible Debt Securities to the extent determined to constitute unearned interest.
5.	The Secondary Convertible PIK Debt Securities have been duly authorized and, when delivered by the Trustee and the Company and such Secondary Convertible PIK Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Convertible Debt Indenture and the Investment Agreement, such Secondary Convertible PIK Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Secondary Convertible PIK Debt Securities to the extent determined to constitute unearned interest.

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6.	The Secondary Conversion Shares have been duly authorized and, when the Secondary Conversion Shares are issued and delivered upon conversion of the Secondary Convertible Debt Securities in accordance with the terms of such Secondary Convertible Debt Securities and the Convertible Debt Indenture, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Senior Notes Indenture, the Senior Debt Securities, the Convertible Debt Indenture and the Secondary Convertible Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell

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